Exhibit 10.19

Terms of Agreement

Valeo – Mobileye

Parties

VALEO Schalter und Sensoren GmbH, a company organized and existing under the laws of Germany, the registered office of which is at Laiernstraße 12, 74321 Bietigheim-Bissingen, Germany,

Represented by Mr. Stiv Smudja and Mr. Jens Haelker

Hereinafter referred to as « Valeo »,

AND:

Mobileye Vision Technologies Ltd., a company organized and existing under the laws of Israel, the registered office of which Office is at Har Hotzvim, 13 Hartom St. Jerusalem, Israel,

Represented by Mr. Amnon Shashua

Hereinafter referred to as “Mobileye”

Collectively the “Parties”

Scope of the cooperation

Within the framework of the Parties’ cooperation on front cameras and automated driving (as further defined as the “Project” in the Non Disclosure Agreement dated February 3, 2015 - the “NDA”), Valeo and Mobileye have decided to work together in order to create a premium device for vehicle automated driving purposes (hereinafter the “Premium Project”), and other front camera ADAS solutions.

This premium device will be made up of a front camera with Mobileye technology inside and a laserscanner including Valeo technology, both elements interacting through hardware and software with the objective of achieving a premium performance (better than each single element alone). This device is hereinafter referred to as the “Premium Device”. The interaction between the components of the Premium Device shall be defined by the Parties through joint function- or component- or module- or product- or system-

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definition and development. The Premium Device can include two separate components (front camera and laserscanner) or a partial or complete merge of building blocks from one component into the other.

In addition to the Premium Device, Valeo and Mobileye will work together in order to integrate Mobileye’s technology (all front facing camera configurations mono/bifocal/trifocal) with all front facing Valeo ADAS applications (Radar, LED, other sensors except front camera) for Mono-only, Mono/Radar fusion, Mono/LED fusion, but excluding surround view bumper/grill camera applications (hereinafter “Other ADAS Solutions”).

Valeo shall design, manufacture and sell the Premium Device and Other ADAS Solutions to OEM customers (the “Customers”).

It is a key element of this cooperation for the Parties to define jointly the respective benefits of such Premium Device and Other ADAS Solutions in order to market such solutions and sell it to OEM customers.

Should Valeo receive from a Customer a request for quotation on a new project (herein an “RFQ”) which may be relevant within the context of the cooperation contemplated in this Agreement, it shall consult Mobileye. Should the Parties agree that this RFQ falls within the scope of their cooperation, they shall answer jointly to this RFQ, Valeo issuing the main offer in reply to the RFQ, such offer integrating the Mobileye technology. The Parties agree that they shall support OEM Customer pre-developments and studies in this field, as shall be agreed upon on a case by case basis.

Exclusivity	During the term of this Agreement Valeo will be entitled to offer Competing Technology (as defined below) to OEMs to which Valeo has not offered (through a reply to an RFQ), marketed or sold, either directly or indirectly, Mobileye technology and products. It is clarified that (i) if Valeo offers Competing Technology to such OEMs it will not be entitled to offer Mobileye products to such OEMs; and (ii) if Valeo offers

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(through a reply to an RFQ), markets or sells Mobileye technology and products to any OEM, Valeo will not be entitled to offer, introduce, market and sell any Competing Technology to this OEM, or any other affiliate (i.e. an entity which is owned by or is under common ownership with the OEM, either wholly or partially, either directly or indirectly) within that OEM group of companies. “Competing Technology” means any front facing camera configurations, including any Valeo home grown technology - but excluding surround view bumper/grill camera applications.

In addition, during the term of this Agreement, Mobileye will not provide technical support to a customer/partner which involves processing raw data received from scanning beam laser into a hardware architecture that includes the Mobileye EyeQ product (i.e., Mobileye EyeQ3, EyeQ4 and any subsequent versions of this product).

Financing

Each Party shall bear its own costs incurred for the performance of its obligations pursuant to the terms of this Agreement. It is clarified that when responding to RFQs for an OEM program Mobileye will add NRE fees to each quote.

Roles and responsibilities

Subject to more specific definition and allocation for each Customer Project, the overall roles and responsibilities of the Parties for Customer Projects during the term of this Agreement are detailed in Appendix 1.

Intellectual Property Rights

Each Party shall own all intellectual property rights in and to any deliverables provided and/or developed by such Party. For the avoidance of doubt it is clarified that Valeo will have no intellectual property rights in Mobileye products.

All raw data (video) being recorded during the term of this Agreement can be used by Valeo solely for development and validation purposes in the context of the cooperation contemplated by this agreement, and may not be used by Valeo for any other purposes including without limitation for other internal purposes or with any third party.

All raw data (scanning beam laser) being recorded during the term of this Agreement can be used by Mobileye solely in the context of the cooperation contemplated by this agreement, and may not be used by Mobileye for any other purposes including without limitation for other internal purposes or

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with any third party.

Management of the cooperation / Project Management

The Parties shall establish a Technical Steering Committee, which shall meet every two (2) months in order to monitor the progress of the cooperation, the ongoing Projects and any other issue raised in the context of the cooperation.

Participant from Valeo: Achim Ruff

Participant from Mobileye: Gaby Hayon

Supplier/Customer Relationship

The Parties shall agree in a specific matrix the allocation of their responsibilities for each OEM customer project awarded to the Parties (a “Customer Project”). This allocation will depend on OEM customer requests in the relevant RFQ and will be conditional on the Parties’ R&D and manufacturing means and resources.

For each Customer Project, the Parties shall enter into the appropriate development and supply contracts for the development of the relevant solution and the supply by Mobileye to Valeo of the components of this solution for further industrialization and ultimate supply to the OEM Customer.

Duration

5 years as from signature of this Agreement. Each Party shall be entitled to terminate the cooperation contemplated in this Agreement (i) in case of breach by any Party of its obligations set forth in this Agreement and subject to a 30-day prior notice allowing the other Party to remediate the breach or (ii) at any time subject to a six (6)-month prior written notice except that :

-    In any case, the Parties shall continue to perform their respective contractual obligations pursuant to all existing Customer Projects;

-    Termination of this Agreement by Valeo shall terminate the exclusivity obligations set forth in this Agreement. In the event Mobileye breaches its exclusivity commitments as set forth in this Agreement, Valeo shall be entitled to immediately terminate the Agreement, and (i) will not answer any RFQs with Mobileye; and (ii) will not be obligated to any exclusivity provisions effective immediately.

-    Termination of this Agreement by Mobileye shall terminate Mobileye’s exclusivity commitments 24 months following the date of notice of termination,

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     but in any event not more than the remaining term of this Agreement. In the event Valeo offers any Competing Technology in breach of the exclusivity obligations under this Agreement Mobileye is entitled to immediately terminate the Agreement, and (i) will not answer any RFQs with Valeo; and (ii) will not be obligated to any exclusivity provisions effective immediately.

-    For the avoidance of doubt it is clarified that upon expiration of the 5 year term of this Agreement, all exclusivity provisions will immediately terminate.

Communications

The Parties agree to inform each potential customer of their cooperation where a Customer Project may be implemented within the scope of this Agreement.

The Parties shall not issue any public communication on the cooperation contemplated in this Agreement without the prior written consent of the other Party, unless required under applicable law.

Confidentiality	The terms of the NDA shall continue to apply to this Agreement.
Law and jurisdiction	This Agreement shall be governed by English law without regard to its conflicts of laws rules. The parties consent to the sole and exclusive jurisdiction of the competent courts of London, England.

Made in Jerusalem / Bietigheim-Bissingen,

On March 10, 2015

For Mobileye s/ Amnon Shashua _____________________ (Signature) Name: Amnon Shashua Title: CTO	For Valeo s/ Stiv Smudja ______________________ (Signature) Name: Stiv Smudja Title: Driving Assistance Product Group Director

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s/ Jens Haelker ______________________ (Signature) Name: Jens Haelker Title: Active Safety Product Line Director

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Appendix 1

Perimeter	Pilot
Customer interface	Valeo
Hardware development	Valeo / Mobileye
Software development	Valeo / Mobileye
Development and maintenance of functional requirements for - Laserscan technology - Frontcamera	- Valeo - Mobileye
Definition of functional objectives and performance of final Premium Device	Mobileye and Valeo
Integration in customer vehicle	Valeo with Mobileye support
Validation of performance for - Laserscan - Frontcamera Recovery of detected issues and improvement plan, front camera related	- Valeo - Mobileye, with Valeo support Mobileye, with support from Valeo
Certification / Qualification	Mobileye for FrontCamera algorithms. Valeo for system.

Industrialization / manufacturing	Valeo
Purchasing	Valeo from Mobileye

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